Exhibit 99.1

Kennedy Wilson Enters into Agreement to be Acquired by Consortium Led by William McMorrow and Fairfax Financial

BEVERLY HILLS, Calif. & TORONTO, Canada —(BUSINESS WIRE)—February 17, 2026 – Kennedy-Wilson Holdings, Inc. (“Kennedy Wilson” or the “Company”) and Fairfax Financial Holdings Limited (TSX: FFH and FFH.U) (“Fairfax”), today jointly announced that the Company has entered into a definitive agreement (the “Merger Agreement”) providing for Kennedy Wilson to be acquired, in an all cash-transaction, by an entity affiliated with a consortium led by William McMorrow, Chairman and Chief Executive Officer of the Company, and certain other senior executives of the Company (collectively, the “KW Management Group”), together with Fairfax (collectively, the “Consortium”).

Under the terms of the Merger Agreement, the Consortium will acquire all outstanding common shares of Kennedy Wilson other than certain shares owned by the members of the Consortium and their respective affiliates for $10.90 per share in cash (the “Transaction”). The per share purchase price represents a 46% premium to Kennedy Wilson’s unaffected share price as of November 4, 2025, the last trading day prior to a publicly disclosed proposal received by the Company after market close on November 4, 2025 from the Consortium to acquire Kennedy Wilson (the “Consortium Proposal”). Each member of the Consortium has entered into a voting and support agreement whereby each has agreed to vote in favor of the Transaction in accordance with the terms and conditions thereof.

Concurrent with entering into the Merger Agreement, Fairfax has entered into a commitment letter pursuant to which Fairfax has committed to provide the Consortium with funding up to an aggregate amount of $1.65 billion, which is the amount necessary to fund the cash purchase price in respect of the Transaction, the redemption of those preferred shares of the Company not owned by the Consortium, and certain other amounts required to be paid under the terms of the Merger Agreement. The Transaction is not subject to a financing condition. Following consummation of the Transaction, the KW Management Group, led by William McMorrow, will have effective and operational control of and will continue to lead and have ultimate responsibility for the Company and its subsidiaries. Fairfax is expected to have a majority of the economic interest in the Company immediately following the closing of the Transaction.

The Board of Directors of Kennedy Wilson approved the Transaction upon the unanimous recommendation of a special committee of independent directors (the “Special Committee”), in consultation with its independent financial and legal advisors.  The Special Committee was formed on November 4, 2025, in response to the Consortium Proposal.

The Transaction is expected to close in the second quarter of 2026, subject to the satisfaction of a number of customary closing conditions, including the receipt of (i) the approval by holders of a majority in voting power of the Company’s outstanding capital stock entitled to vote on the Transaction, (ii) the approval by a majority of the votes cast by holders of Kennedy Wilson equity securities (other than holders affiliated with the Consortium) and entitled to vote on the Transaction, and (iii) any required regulatory approvals and the expiration or termination of any applicable waiting periods.

Under the terms of the Merger Agreement, the Board of Directors of Kennedy Wilson may elect to continue to declare up to two ordinary course quarterly dividends of up to $0.12 per share to the common stockholders until the requisite stockholder approvals for the Transaction are obtained.

Upon the closing of the Transaction, Kennedy Wilson’s common shares will cease trading on the New York Stock Exchange (“NYSE”) and will be deregistered under applicable rules of the Securities and Exchange Commission.

Advisors

Moelis & Company LLC is serving as financial advisor to the Special Committee and Cravath, Swaine & Moore LLP is serving as legal advisor to the Special Committee.  BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as financial advisors to the Consortium and Debevoise & Plimpton LLP is serving as legal advisor to the Consortium.  Allen Overy Shearman Sterling LLP is serving as legal advisor to Fairfax and Latham & Watkins LLP and Ropes & Gray, LLP are serving as legal advisors to Kennedy Wilson.

About Kennedy Wilson

Kennedy Wilson (NYSE: KW) is a leading real estate investment company with $31 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, its relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $60 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within its high-quality, core real estate portfolio and through its investment management platform, where the company targets opportunistic equity and debt investments alongside partners. For further information, please visit www.kennedywilson.com.

Fourth Quarter Kennedy Wilson Earnings Conference Call Update

Given the pending transaction, Kennedy Wilson will not host an earnings call related to its financial results for the fourth quarter and full-year ended December 31, 2025 or subsequent quarters while the Transaction is pending.

About Fairfax

Fairfax is a holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management.

Additional Information About the Merger and Where to Find It

This press release is being made in respect of the proposed merger involving the Company and the Consortium.  The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company stockholders for purposes of obtaining, stockholder approval of the proposed Transaction (the “Definitive Proxy Statement”).  The Definitive Proxy Statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters.  The Company, affiliates of the Company and affiliates of the Consortium intend to jointly file a Schedule 13E-3 with the SEC. The Company may also file other documents with the SEC regarding the proposed Transaction. This press release is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://ir.kennedywilson.com/financial-information-and-sec-filings/sec-filings. The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this press release or any other document that the Company files with the SEC.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Transaction will be set forth in the Definitive Proxy Statement for its stockholder meeting at which the proposed Transaction will be submitted for approval by the Company’s stockholders. You may also find additional information about the Company’s directors and executive officers in the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025 (available here), under the sections “Director Compensation,” “Executive Compensation,” “Security Ownership of Management and Certain Beneficial Owners” and “Certain Relationships and Related Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Definitive Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities regulations. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s senior management based on the Company’s current estimates, expectations, forecasts and projections and include comments that express the Company’s current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed Transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein as a result of various factors, including, without limitation: (1) the inability to consummate the proposed Transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the proposed Transaction, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the proposed Transaction; (2) the risk that the Transaction may be terminated in circumstances requiring the Company to pay a termination fee; (3) the risk that the proposed Transaction disrupts the Company’s or Fairfax’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed Transaction on the ability of the Company to retain and hire key personnel and maintain relationships with those with whom it does business; (5) the effect of the announcement or pendency of the proposed Transaction on the Company’s or Fairfax’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed Transaction; (7) the risk that the Company’s or Fairfax’s stock price may decline significantly if the proposed Transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed Transaction and instituted against the Company, Fairfax and/or their respective directors, executive officers or other related persons; (9) other risks that could affect the Company’s or Fairfax’s business, financial condition or results of operations, including those set forth in (i) the Company’s most recent Annual Report on Form 10-K and any subsequent filings, or (ii) Fairfax’s most recently issued Annual Report, which is available at www.fairfax.ca, and in its Base Shelf Prospectus (under “Risk Factors”) filed with the securities regulatory authorities in Canada, which is available on SEDAR+ at www.sedarplus.ca; and (10) other risks to the consummation of the proposed Transaction. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the Company’s or Fairfax’s control, and involve known and unknown risks and uncertainties that could cause the Company’s or Fairfax’s actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the risks and uncertainties described elsewhere in this press release and other filings with the SEC and with the securities regulatory authorities in Canada. Any such forward-looking statements, whether made in this press release or elsewhere, should be considered in the context of the various disclosures made by the Company or Fairfax, as applicable, about its businesses including, without limitation, the risk factors discussed in the Company’s and Fairfax’s filings with the SEC and the securities regulatory authorities in Canada.

If the proposed Transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in (i) the Company’s most recent Annual Report on Form 10-K as well as the Company’s subsequent filings and is available online at www.sec.gov, and (ii) Fairfax’s most recently issued Annual Report, which is available at www.fairfax.ca, and in its Base Shelf Prospectus (under “Risk Factors”) filed with the securities regulatory authorities in Canada, which is available on SEDAR+ at www.sedarplus.ca. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, neither the Company nor Fairfax undertakes any obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investors

Daven Bhavsar, CFA
Head of Investor Relations
+1 (310) 887-3431
dbhavsar@kennedywilson.com

Media

Emily Heidt
Managing Director, Communications
+1 (310) 887-3499
eheidt@kennedywilson.com

Fairfax Financial Holdings Limited Contacts:

John Varnell
Vice President, Corporate Development
+1 (416) 367-4941